KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS – May 10, 2012 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of fifteen cents ($0.15) per share on its common stock, payable on June 21, 2012 to stockholders of record at the close of business on June 11, 2012.

Kronos Worldwide also announced that at its 2012 annual stockholder meeting held today its stockholders had:

•	re-elected each of Cecil H. Moore, Jr., Keith R. Coogan, George E. Poston, Glenn R. Simmons, Harold C. Simmons, R. Gerald Turner and Steven L. Watson as a director for a one year term;

•	approved the 2012 Director Stock Plan; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2012 annual stockholder meeting.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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